UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): August 6, 2025 (May 15, 2025)

TRAEGER, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-40694	82-2739741
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

533 South 400 West,
Salt Lake City, Utah	84101
(Address of principal executive offices)	(Zip Code)
(Registrant’s telephone number, include area code) (801) 701-7180
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	COOK	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02.    Results of Operations and Financial Condition.

On August 6, 2025, Traeger, Inc. (the “Company” or “Traeger”) issued a press release announcing financial results for the quarter ended June 30, 2025. A copy of the press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained in Item 2.02 of this Current Report on Form 8-K (including Exhibit 99.1 hereto) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 2.05.    Costs Associated with Exit or Disposal Activities.

As previously disclosed in a Current Report on Form 8-K filed on May 15, 2025 (the “May 8-K”), the Board of Directors of Traeger approved a comprehensive enterprise initiative designed to streamline the Company’s organizational structure and rebalance its cost base to improve profitability and cash flow generation. As part of this initiative, the Company plans to identify opportunities to deliver cost savings and efficiencies. These savings are expected to be achieved through a multi-step strategic optimization plan (“Project Gravity”), which includes a reduction in force and the centralization (“Phase 1”) and streamlining of the Company’s operations (“Phase 2”). As part of Project Gravity, the Company has conducted a reduction in force and certain other steps, including the closure of its office located in the United Kingdom, in order to centralize its operations in Utah. The Company expects to incur pre-tax charges and future cash expenditures related to currently known and reasonably estimable actions of Project Gravity of between approximately $6.0 million and $8.0 million (the “Total Costs”). Of the Total Costs, the Company expects pre-tax charges of between approximately $4.0 million and $5.0 million related to severance and other personnel cost, and pre-tax charges of between approximately $2.0 million and $3.0 million related professional services and other related restructuring costs. The Company expects Phase 1 of Project Gravity to generate pre-tax cost savings of approximately $30 million on an annualized run-rate basis by the end of fiscal year 2026.

The Company expects to incur additional costs and charges due to events that may occur as a result of, or associated with, the ongoing review of its business under its multi-step plan. As of the date of the filing of this Form 8-K, the Company has not finalized the exact nature and full amount of such other costs and charges. Project Gravity, in its entirety, is now expected to be substantially completed by the end of 2026, with the majority of the total charges expected to be incurred by the end of 2025. The May 8-K is hereby deemed amended and supplemented by the foregoing.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this Current Report on Form 8-K that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements regarding when the Company expects the completion of the actions under Project Gravity. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties, and other important factors that may cause the Company’s actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements, including, but not limited to, anticipated cost savings from Project Gravity, risks that the Company will be unable to realize the anticipated benefits of Project Gravity and the factors discussed under the caption “Risk Factors” in the Company’s periodic and current reports filed with the Securities and Exchange Commission from time to time, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2024. Any such forward-looking statements represent management's expectations and estimates as of the date of this Current Report on Form 8-K. While the Company may elect to update such forward-looking statements at some point in the future, the Company disclaims any obligation to do so, even if subsequent events cause the Company’s views to change.

Item 9.01.            Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release, dated August 6, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Traeger, Inc.

Date: August 6, 2025	By:	/s/ Michael J. Hord
Michael J. Hord
Chief Financial Officer